Exhibit 99.1

May 8, 2018

Beacon Roofing Supply Reports Second Quarter 2018 Results

•	Record second quarter net sales of $1.43 billion (63.7% growth year-over-year)
•	Second quarter EPS of ($1.07) vs. ($0.16) in the prior year, and Adjusted EPS of ($0.35) vs. $0.08
•	Pricing increased for the 2nd consecutive quarter and showed the strongest gains in more than five years
•	Raising Allied synergy target to $120 million from $110 million; integration progress exceeding expectations

HERNDON, VA. — (BUSINESS WIRE) — Beacon Roofing Supply, Inc. (Nasdaq:BECN) (“Beacon” or the “Company”) announced results today for its second quarter ended March 31, 2018 and first half ended March 31, 2018 of the fiscal year ending September 30, 2018 (“2018”).

Paul Isabella, the Company's President and Chief Executive Officer, stated, “Second quarter results fell short of our expectations, as harsh winter weather conditions limited customers available work days. The year-to-year temperature declines, particularly throughout the Midwest, Ohio Valley and South, produced one of the most significant temperature drops in the past several decades. The cold weather, combined with heavier February precipitation and March snowstorms, created a difficult environment for the roofing industry. Despite this challenging  environment, our organic sales were flat year over year bolstered by strong volume from hurricane impacted areas and our early efforts in passing through manufacturer price increases. Second quarter pricing improved more than 200 basis points versus last year, representing a 2nd consecutive quarterly gain and our highest increase in more than five years. While gross margins saw timing related price-cost headwinds, we are confident pricing will continue to improve over the coming months. Adjusted operating costs as a percent of sales were above year ago levels reflecting increased spending to serve the hurricane impacted markets, a higher cost structure at Allied and synergy timing. We will continue to focus our efforts on actions aimed to increase sales, drive higher gross margins and lever our cost structure during the busiest part of the year. Additionally, we remain committed to investing in our future as evidenced through initiatives such as ecommerce, continuous improvement and enhancements to our pricing model. Successful early integration efforts associated with the Allied combination have provided us the confidence to raise our synergy expectations. After just four months of ownership, the talented employees of Allied are already adding significant value to the Beacon organization. Beacon remains committed to driving growth organically and through acquisitions while lowering our overall net debt leverage, adding value through technology investments, and executing the Allied integration plan.”

Second Quarter

Total sales increased 63.7% to a second quarter record of $1.43 billion, up from $870.7 million in 2017. Residential roofing product sales increased 19.7%, non-residential roofing product sales increased 35.6% and complementary product sales increased 263.2% over the prior year. Existing markets sales, excluding acquisitions, decreased 0.1% for the quarter. The second quarter of fiscal years 2018 and 2017 each had 64 business days.

Net loss attributable to common shareholders for the second quarter was ($72.7) million, compared to ($9.4) million in 2017. Second quarter EPS was ($1.07), compared to ($0.16) in 2017. Adjusted Net Income (Loss), after removing the impact of acquisition related costs and the net benefit from one-time tax items, was a loss of ($23.5) million in the second quarter of 2018, compared to $5.0 million in 2017. Second quarter Adjusted EPS was a loss of ($0.35), compared to $0.08 in 2017. (See included financial tables for a reconciliation of “Adjusted” financial measures to the most directly comparable GAAP financial measures). Second quarter results were positively impacted by strong existing and acquired sales growth within our complementary products category, improved company-wide gross margins and early synergy benefits attributable to the purchase of Allied. Second quarter 2018 EPS was negatively impacted by winter weather conditions that lowered customer activity, higher operating expenses, increased interest expense, and the impact from preferred dividends.

First Half

Total sales increased 36.0% to a first half record of $2.55 billion, up from $1.87 billion in 2017. Residential roofing product sales increased 15.2%, non-residential roofing product sales increased 18.6% and complementary product sales increased 138.1% over the prior year. Existing markets sales, excluding acquisitions, increased 4.4% for the first half. The first half of fiscal years 2018 and 2017 each had 125 business days.

Net income (loss) attributable to common shareholders for the first half was ($5.1) million, compared to $11.1 million in 2017. First half EPS was ($0.07), compared to $0.18 in 2017. Adjusted Net Income (Loss), after removing the impact of acquisition related costs and the net benefit from one-time tax items, was $23.2 million in the first half 2018, compared to $39.4 million in 2017. First half Adjusted EPS was $0.34, compared to $0.64 in 2017. (See included financial tables for a reconciliation of “Adjusted” financial measures to the most directly comparable GAAP financial measures). First half results were positively impacted by strong net sales growth, contributions from our 2017 acquisitions, and beneficial tax adjustments. First half 2018 EPS was negatively impacted by lower gross margins, higher operating costs, and increased interest expense.

The Company will host a webcast and conference call today at 5:00 p.m. ET to discuss these results. The webcast link and call-in details are as follows:

What:	Beacon Roofing Supply Second Quarter 2018 Earnings Results Webcast and Conference Call
When	Thursday, May 8, 2018
Time:	5:00 p.m. ET
Webcast:	http://ir.beaconroofingsupply.com/events.cfm (live and replay)
Live Call:	720-634-9063; Conf. ID #8484767

To assure timely access, conference call participants should dial in prior to the 5:00 p.m. ET start time.

Forward-Looking Statements:

This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

About Beacon Roofing Supply

Founded in 1928, Beacon Roofing Supply, Inc. is the largest publicly traded distributor of residential and commercial roofing materials and complementary building products, operating 563 branches throughout 50 states in the U.S. and 6 provinces in Canada.  To learn more about Beacon and its family of regional brands, please visit www.becn.com.

Beacon Roofing Supply, Inc.
Joseph Nowicki, Executive VP & CFO

571-323-3940
JNowicki@becn.com

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended March 31,				Six Months Ended March 31,
	2018[1]	% of Net Sales	2017[2]	% of Net Sales	2018[1]	% of Net Sales	2017[2]	% of Net Sales
Net sales	$1,425,625	100.0%	$870,724	100.0%	$2,547,604	100.0%	$1,872,908	100.0%
Cost of products sold	1,087,248	76.3%	666,247	76.5%	1,939,474	76.1%	1,417,364	75.7%
Gross profit	338,377	23.7%	204,477	23.5%	608,130	23.9%	455,544	24.3%
Operating expense	395,775	27.8%	207,533	23.8%	616,432	24.2%	411,643	22.0%
Income (loss) from operations	(57,398)	(4.1%)	(3,056)	(0.3%)	(8,302)	(0.3%)	43,901	2.3%
Interest expense, financing costs, and other	39,570	2.8%	12,268	1.4%	62,138	2.4%	25,842	1.4%
Income (loss) before provision for income taxes	(96,968)	(6.9%)	(15,324)	(1.7%)	(70,440)	(2.7%)	18,059	0.9%
Provision for (benefit from) income taxes	(30,313)	(2.2%)	(5,968)	(0.6%)	(71,381)	(2.7%)	6,985	0.3%
Net income (loss)	(66,655)	(4.7%)	(9,356)	(1.1%)	941	0.0%	11,074	0.6%
Dividends on preferred shares, declared	6,000	0.4%	-	0.0%	6,000	0.2%	-	0.0%
Net income (loss) attributable to common shareholders	$(72,655)	(5.1%)	$(9,356)	(1.1%)	$(5,059)	(0.2%)	$11,074	0.6%

Weighted-average common stock outstanding:
Basic	68,019,300		60,141,580		67,922,276		60,041,332
Diluted	68,019,300		60,141,580		67,922,276		61,069,938

Net income (loss) per share:
Basic	$(1.07)		$(0.16)		$(0.07)		$0.18
Diluted	$(1.07)		$(0.16)		$(0.07)		$0.18

[1]

The second quarter 2018 operating results include $28.3 million ($20.0 million, net of taxes) of non-recurring charges, $37.1 million ($26.1 million, net of taxes) of amortization for acquired intangibles, and $6.3 million ($4.5 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions. The second quarter 2018 also includes a $1.5 million net non-recurring tax benefit. The first half 2018 operating results include $33.9 million ($23.9 million, net of taxes) of non-recurring charges, $55.2 million ($39.1 million, net of taxes) of amortization for acquired intangibles, and $18.6 million ($13.2 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions. The first half 2018 also includes a $48.0 million net non-recurring tax benefit. See “Adjusted Net Income (Loss) and Adjusted EPS” table for further details.

[2]

The second quarter 2017 operating results include $1.6 million ($1.0 million, net of taxes) of non-recurring charges, $20.3 million ($12.5 million, net of taxes) of amortization for acquired intangibles, and $1.6 million ($1.0 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions. The first half 2017 operating results include $2.7 million ($1.7 million, net of taxes) of non-recurring charges, $40.4 million ($24.8 million, net of taxes) of amortization for acquired intangibles, and $3.1 million ($1.9 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions. See “Adjusted Net Income (Loss) and Adjusted EPS” table for further details.

BEACON ROOFING SUPPLY, INC.

Consolidated Balance Sheets

(In thousands)

	March 31, 2018	September 30, 2017	March 31, 2017
Assets
Current assets
Cash and cash equivalents	$16,000	$138,250	$10,012
Accounts receivable, net	832,823	704,527	506,386
Inventories	1,005,577	551,924	580,889
Prepaid expenses and other current assets	240,315	209,138	217,389
Total current assets	2,094,715	1,603,839	1,314,676

Property and equipment, net	294,222	156,129	156,380
Goodwill	2,381,620	1,251,986	1,228,059
Intangibles, net	1,410,302	429,069	439,507
Other assets, net	1,511	8,534	1,511

Total Assets	$6,182,370	$3,449,557	$3,140,133

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$593,559	$503,697	$486,328
Accrued expenses	348,050	261,297	131,264
Current portion of long-term obligations	19,597	14,141	14,014
Total current liabilities	961,206	779,135	631,606

Borrowings under revolving lines of credit, net	424,528	3,205	269,124
Long-term debt, net	2,493,889	721,268	722,101
Deferred income taxes, net	91,101	138,383	137,495
Long-term obligations under equipment financing and other, net	18,313	23,213	28,267
Other long-term liabilities	10,617	2,547	2,372
Total liabilities	3,999,654	1,667,751	1,790,965

Commitments and contingencies

Convertible preferred stock	$399,195	$-	$-

Stockholders' equity:
Common stock	680	677	602
Undesignated preferred stock	-	-	-
Additional paid-in capital	1,056,248	1,047,506	709,278
Retained earnings	743,127	748,186	658,396
Accumulated other comprehensive loss	(16,534)	(14,563)	(19,108)
Total stockholders' equity	1,783,521	1,781,806	1,349,168
Total Liabilities and Stockholders' Equity	$6,182,370	$3,449,557	$3,140,133

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended March 31,
	2018	2017
Operating activities:
Net income (loss)	$941	$11,074
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	81,092	56,955
Stock-based compensation	7,835	7,574
Certain interest expense and other financing costs	3,987	2,703
Loss on debt extinguishment	1,725	-
Gain on sale of fixed assets	(319)	(420)
Deferred income taxes	(47,260)	2,020
Other, net	-	131
Changes in operating assets and liabilities, net of the effects of businesses acquired:
Accounts receivable	186,170	123,590
Inventories	(131,789)	(92,072)
Prepaid expenses and other assets	67,425	(53,062)
Accounts payable and accrued expenses	(130,695)	91,950
Other liabilities	854	87
Net cash provided by (used in) operating activities	39,966	150,530

Investing activities:
Purchases of property and equipment	(24,833)	(24,231)
Acquisition of businesses	(2,726,561)	(58,359)
Proceeds from sales of assets	413	1,285
Net cash provided by (used in) investing activities	(2,750,981)	(81,305)

Financing activities:
Borrowings under revolving lines of credit, net of repayments	433,204	(91,371)
Borrowings under term loan, net of repayments	529,000	(1,125)
Borrowings under senior notes	1,300,000	-
Payment of debt issuance costs	(67,723)	-
Repayments under equipment financing facilities and other	(5,643)	(5,365)
Proceeds from issuance of convertible preferred stock	400,000	-
Payment of stock issuance costs	(1,279)	-
Payment of dividends on preferred stock	(978)	-
Proceeds from issuance of common stock related to equity awards	5,317	7,840
Taxes paid related to net share settlement of equity awards	(3,933)	(697)
Net cash provided by (used in) financing activities	2,587,965	(90,718)

Effect of exchange rate changes on cash and cash equivalents	800	119

Net increase (decrease) in cash and cash equivalents	(122,250)	(21,374)
Cash and cash equivalents, beginning of period	138,250	31,386
Cash and cash equivalents, end of period	$16,000	$10,012

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(Dollars in thousands)

Consolidated Sales by Product Line
	Three Months Ended March 31,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$579,650	40.6%	$484,429	55.6%	$95,221	19.7%
Non-residential roofing products	331,680	23.3%	244,678	28.1%	87,002	35.6%
Complementary building products	514,295	36.1%	141,617	16.3%	372,678	263.2%
	$1,425,625	100.0%	$870,724	100.0%	$554,901	63.7%

Consolidated Sales by Product Line for Existing Markets[1]
	Three Months Ended March 31,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$461,311	53.6%	$479,435	55.6%	$(18,124)	(3.8%)
Non-residential roofing products	248,209	28.8%	243,893	28.3%	4,316	1.8%
Complementary building products	151,398	17.6%	138,707	16.1%	12,691	9.1%
	$860,918	100.0%	$862,035	100.0%	$(1,117)	(0.1%)

Existing Market[1] Sales By Business Day[2]
	Three Months Ended March 31,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$7,208	53.6%	$7,491	55.6%	$(283)	(3.8%)
Non-residential roofing products	3,878	28.8%	3,811	28.3%	67	1.8%
Complementary building products	2,366	17.6%	2,167	16.1%	199	9.1%
	$13,452	100.0%	$13,469	100.0%	$(17)	(0.1%)
¹	Excludes acquired branches that have not been under ownership for at least four fiscal quarters prior to the start of the second quarter of fiscal year 2018.
[2]	There were 64 business days in each of the quarters ended March 31, 2018 and 2017.

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(Dollars in thousands)

Consolidated Sales by Product Line
	Six Months Ended March 31,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$1,168,379	45.9%	$1,013,973	54.1%	$154,406	15.2%
Non-residential roofing products	660,680	25.9%	557,127	29.7%	103,553	18.6%
Complementary building products	718,545	28.2%	301,808	16.2%	416,737	138.1%
	$2,547,604	100.0%	$1,872,908	100.0%	$674,696	36.0%

Consolidated Sales by Product Line for Existing Markets[1]
	Six Months Ended March 31,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$1,041,864	53.6%	$1,008,718	54.2%	$33,146	3.3%
Non-residential roofing products	571,984	29.4%	554,367	29.8%	17,617	3.2%
Complementary building products	329,737	17.0%	298,483	16.0%	31,254	10.5%
	$1,943,585	100.0%	$1,861,568	100.0%	$82,017	4.4%

Existing Market[1] Sales By Business Day[2]
	Six Months Ended March 31,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$8,335	53.6%	$8,070	54.2%	$265	3.3%
Non-residential roofing products	4,576	29.4%	4,435	29.8%	141	3.2%
Complementary building products	2,638	17.0%	2,388	16.0%	250	10.5%
	$15,549	100.0%	$14,893	100.0%	$656	4.4%

¹	Excludes acquired branches that have not been under ownership for at least four fiscal quarters prior to the start of fiscal year 2018.
[2]	There were 125 business days for the six months ended March 31, 2018 and 2017, respectively.

BEACON ROOFING SUPPLY, INC.

Adjusted Net Income (Loss) and Adjusted EPS1

(In thousands, except per share amounts)

	Three Months Ended March 31,				Six Months Ended March 31,
	2018		2017		2018		2017
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income (loss)	$(66,655)	$(0.98)	$(9,356)	$(0.16)	$941	$0.01	$11,074	$0.18
Less: Dividends on preferred shares, declared	6,000	(0.09)	-	-	6,000	(0.08)	-	-
Net income (loss) attributable to common shareholders	$(72,655)	$(1.07)	$(9,356)	$(0.16)	$(5,059)	$(0.07)	$11,074	$0.18
Adjustments:
Acquisition costs[2]	50,604	0.74	14,404	0.24	76,237	1.12	28,373	0.46
Effects of tax reform[3]	(1,491)	(0.02)	-	-	(47,983)	(0.71)	-	-
Adjusted Net Income (Loss)	$(23,542)	$(0.35)	$5,048	$0.08	$23,195	$0.34	$39,447	$0.64

[1]

Adjusted Net Income (Loss) is defined as net income that excludes non-recurring acquisition costs, the amortization of intangibles, business restructuring costs, and the non-recurring effects of tax reform. We believe that Adjusted Net Income (Loss) is an operating performance metric that is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. Adjusted net income per share or "Adjusted EPS" is calculated by dividing the Adjusted Net Income (Loss) for the period by the weighted-average diluted shares outstanding for the period (see Consolidated Statements of Operations for amounts).

[2]

Acquisition costs for the three months ended March 31, 2018 include $34.6 million of non-recurring charges related to acquisitions and $37.1 million of amortization expense related to intangibles, both net of $21.1 million in tax in total. Acquisition costs for the three months ended March 31, 2017 include $3.1 million of non-recurring charges related to acquisitions and $20.3 million of amortization expense related to intangibles, both net of $9.0 million in tax in total. Acquisition costs for the six months ended March 31, 2018 include $52.5 million of non-recurring charges related to acquisitions and $55.2 million of amortization expense related to intangibles, both net of $31.5 million in tax in total. Acquisition costs for the six months ended March 31, 2017 include $5.9 million of non-recurring charges related to acquisitions and $40.4 million of amortization expense related to intangibles, both net of $17.8 million in tax in total.

[3]

The non-recurring impact of deferred tax asset revaluation and a recognized provisional expense related to the repatriation of earnings and profits of our foreign subsidiary, Beacon Roofing Supply Canada Company.

While we believe Adjusted Net Income (Loss) and Adjusted EPS are useful measures for investors, these are not measurements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”). You should not consider Adjusted Net Income (Loss) or Adjusted EPS in isolation or as a substitute for net income and net income per share or diluted earnings per share calculated in accordance with GAAP.

BEACON ROOFING SUPPLY, INC.

Adjusted EBITDA1

(In thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
Net income (loss)	$(66,655)	$(9,356)	$941	$11,074
Acquisition costs[2]	28,301	1,584	33,870	2,744
Interest expense, net	41,763	13,245	65,279	26,484
Income taxes	(30,313)	(5,968)	(71,381)	6,985
Depreciation and amortization	54,188	28,530	81,092	56,955
Stock-based compensation	4,376	3,758	7,835	7,574
Adjusted EBITDA	$31,660	$31,793	$117,636	$111,816

Adjusted EBITDA as a % of net sales	2.2%	3.7%	4.6%	6.0%

¹

Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, non-recurring acquisition costs, and business restructuring costs. EBITDA is a measure commonly used in the distribution industry, and we present Adjusted EBITDA to enhance your understanding of our operating performance. Adjusted EBITDA is used in our bank covenants and we use Adjusted EBITDA as an internal performance measurement and as one criterion for evaluating our performance relative to that of our peers. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets among otherwise comparable companies. Further, we believe that Adjusted EBITDA is a useful measure because it improves comparability of results of operations, since purchase accounting used for acquisitions can render depreciation and amortization non-comparable between periods. We use these supplemental measures to evaluate performance period over period and to analyze the underlying trends in our business and establish operational goals and forecasts that are used in allocating resources. We expect to compute Adjusted EBITDA using the same consistent method from quarter-to-quarter and year-to-year.

[2]

Acquisition costs reflect all non-recurring charges related to acquisitions (excluding the impact of tax) that are not embedded in other balances of the table. Certain portions of the total acquisition costs incurred are included in interest expense, income taxes, depreciation and amortization, and stock-based compensation.

While we believe Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance with GAAP. You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, Adjusted EBITDA has inherent material limitations as a performance measure. It does not include interest expense. Because we have borrowed money, interest expense is a necessary element of our costs. In addition, Adjusted EBITDA does not include depreciation and amortization expense. Because we have capital and intangible assets, depreciation and amortization expense is a necessary element of our costs. Adjusted EBITDA also does not include stock-based compensation, which is a necessary element of our costs since we make stock awards to key members of management as an important incentive to maximize overall company performance and as a benefit. Moreover, Adjusted EBITDA does not include taxes, and payment of taxes is a necessary element of our operations. Accordingly, since Adjusted EBITDA excludes these items, it has material limitations as a performance measure. We separately monitor capital expenditures, which impact depreciation expense, as well as amortization expense, interest expense, stock-based compensation expense, and income tax expense. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.